INDEX OF UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Properties, Inc. (“the Company” or “ARCP”) had acquired the following on March 31, 2013: (i) a portfolio of 447 properties (including three other revenue generating assets), 400 of which are subject to property leases and 47 of which are subject to direct financing leases, from certain affiliates of GE Capital Corp. (“GE Capital Portfolio”), (ii) CapLease, Inc. (“CapLease”), (iii) American Realty Capital Trust IV, Inc. (“ARCT IV”), including ARCT IV's acquisition of a portfolio of 955 properties to be acquired from affiliates of GE Capital, 943 of which are subject to property leases and 12 of which are subject to direct financing leases (“ARCT IV GE Capital Portfolio”) and (iv) the individual properties purchased by ARCP and ARCT IV from April 1, 2013 to June 30, 2013, including the related financing thereon. In conjunction with the merger with CapLease, the Company will redeem all the outstanding shares of CapLease’s preferred stock for $25.00 per share as well as exchange all of the outstanding shares of CapLease’s common stock including common stock equivalents (partnership units and restricted shares) for $8.50 per share in exchange for all of the assets and liabilities of CapLease (“CapLease Merger”). In conjunction with the purchase of the GE Capital Portfolio, the Company paid $774 million, exclusive of closing costs, in exchange for the 447 properties (including three other revenue generating assets). In conjunction with the merger of ARCP with ARCT IV (the “ARCT IV Merger”), the Company will exchange up to 25% of the outstanding shares of ARCT IV's common stock for $30.00 in cash and each remaining share will be exchanged for either (A) a number of shares of the ARCP common stock equal to the Exchange Ratio (as defined below), the (“Stock Consideration”), or (B) only if the Market Price (as defined below) is less than $14.94, and subject to certain conditions, 2.05 shares of ARCP’s common stock and an amount in cash equal to the product obtained by multiplying the excess of the Exchange Ratio over 2.05 by the Market Price, (the “Alternative Stock Consideration”). The “Exchange Ratio” means (1) if the volume weighted average closing sale price of a share of ARCP’s common stock over the five (5) consecutive trading days on the NASDAQ Global Select Market (the “NASDAQ”), ending on the trading day immediately prior to the closing date of the ARCT IV Merger (as defined below), as reported in The Wall Street Journal (the “Market Price”), is equal to or greater than $14.94, then 2.05, and (2) if the Market Price is less than $14.94, then the quotient (rounded to the nearest one-hundredth) obtained by dividing $30.62 by the Market Price.

The GE Capital Portfolio purchase closed on June 27, 2013. Therefore, the GE Capital Portfolio information presented in the unaudited pro forma Consolidated Balance Sheet and the unaudited pro forma Consolidated Statements of Operations reflects the final purchased portfolio.

The CapLease Merger is expected to close in the third quarter of 2013. However, as of July 18, 2013, the consummation of the CapLease Merger has not yet occurred and, although the Company believes that the completion of the CapLease Merger is probable, the closing of the CapLease Merger is subject to a vote by the CapLease common stockholders and other customary conditions, and therefore there can be no assurance that the CapLease Merger will be consummated. Accordingly, the Company cannot assure that the CapLease Merger as presented in the unaudited pro forma Consolidated Balance Sheet and unaudited pro forma Consolidated Statements of Operations will be completed based on the terms of the CapLease Merger or at all.

ARCP and ARCT IV are considered to be entities under common control. Both Companies’ advisors are wholly owned subsidiaries of the Companies’ sponsor, AR Capital, LLC. The sponsor and its related parties have ownership interests in ARCP through the ownership of shares of common stock and other equity interests. In addition, the advisors of both companies are contractually eligible to charge significant fees for their services to both of the companies including asset management fees, fees for the arrangement of financing and incentive fees and other fees. Due to the significance of these fees, the advisors and ultimately the sponsor are determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through the advisory agreements, which qualifies them as affiliated companies under common control in accordance with Accounting Principles Generally Accepted in the United States of America, or U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date.

The ARCT IV Merger is expected to close in the third quarter of 2013. However, as of July 18, 2013, the consummation of the ARCT IV Merger has not yet occurred and although the Company believes that the completion of the ARCT IV Merger is probable, the closing of the ARCT IV Merger is subject to a vote by the common stockholders of each of the Company and ARCT IV and other customary conditions, and therefore there can be no assurance that the ARCT IV Merger will be consummated. Accordingly, the Company cannot assure that the ARCT IV Merger as presented in the unaudited pro forma Consolidated Balance Sheet and unaudited pro forma Consolidated Statements of Operations will be completed based on the terms of the ARCT IV Merger or at all.

As of July 18, 2013, ARCT IV has acquired 377 properties of the ARCT IV GE Capital Portfolio, 371 of which are subject to property leases and six of which are subject to direct financing leases, for an aggregate purchase price of $528.2 million. The remainder of the ARCT IV GE Capital Portfolio is expected to close in the third quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 955 properties in the GE Capital Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. Additionally, as of July 18, 2013, ARCT IV has not acquired all of the properties and, although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that ARCT IV will acquire any or all of the remaining 578 properties, however, ARCT IV believes that the completion of such acquisitions is probable.

This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the individual properties, the GE Capital Portfolio, CapLease, or ARCT IV, including the ARCT IV GE Capital Portfolio, as of March 31, 2013, nor does it purport to present the future financial position of the Company.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2013
(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)		GE Capital Portfolio (3)		ARCP as Adjusted	CapLease Historical (4)	CapLease Merger Related Adjustments (5)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (6)	ARCT IV Subsequent Activity Adjustments (7)		ARCT IV GE Capital Portfolio (8)		ARCT IV Merger Related Adjustments (9)		ARCP Pro Forma
Assets
Real estate investments, at cost:
Land	$298,280	$14,670	(10)	$193,052	(10)	$506,002	$223,544	$1,503	(10)	$731,049	$39,326	$66,699	(10)	$387,667	(10)	$—		$1,224,741
Buildings, fixtures and improvements	1,521,505	74,672	(10)	450,456	(10)	2,046,633	1,452,218	9,761	(10)	3,508,612	161,868	275,598	(10)	904,557	(10)	—		4,850,635
Construction in progress	—	—		—		—	19,309	—		19,309	—	—		—		—		19,309
Acquired intangible lease assets	241,501	14,989	(10)	62,946	(10)	319,436	171,393	1,152	(10)	491,981	24,875	45,498	(10)	125,247	(10)	—		687,601
Total real estate investments, at cost	2,061,286	104,331		706,454		2,872,071	1,866,464	12,416		4,750,951	226,069	387,795		1,417,471		—		6,782,286
Less: accumulated depreciation and amortization	(81,207)	—		—		(81,207)	(324,495)	324,495	(11)	(81,207)	(1,954)	—		—		—		(83,161)
Total real estate investments, net	1,980,079	104,331		706,454		2,790,864	1,541,969	336,911		4,669,744	224,115	387,795		1,417,471		—		6,699,125
Cash and cash equivalents	52,412	751,669		(787,258)		16,823	71,869	(19,210)		69,482	1,067,095	(383,949)		(702,158)		(5,800	)(24)	44,670
Investment in direct financing leases, net	—	—		67,518	(10)	67,518	—	—		67,518	—	—		3,900		—		71,418
Investment securities, at fair value	4	—		—		4	59,929	—		59,933	61,600	—		—		—		121,533
Loans held for investment, net	—	—		—		—	25,334	4,053 (12)		29,387	—	—		—		—		29,387
Restricted cash	1,287	—		—		1,287	449	—		1,736	—	—		—		—		1,736
Prepaid expenses and other assets	15,397	—		—		15,397	74,684	(32,023	)(13)	58,058	6,129	—		—		1,070 (24)		65,257
Deferred costs, net	38,244	—		—		38,244	10,022	(10,022	)(14)	38,244	—	—		—		—		38,244
Assets held for sale	679	—		—		679	—	—		679	—	—		—		—		679
Receivable for issuance of common stock	—	—		—		—	—	—		—	169,097	—		—		—		169,097
Goodwill and other intangible assets	—	—		—		—	—	105,574	(15)	105,574	—	—		—		—		105,574
Total assets	$2,088,102	$856,000		$(13,286)		$2,930,816	$1,784,256	$385,283		$5,100,355	$1,528,036	$3,846		$719,213		$(4,730)		$7,346,720

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet — (continued)
March 31, 2013
(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	GE Capital Portfolio (3)	ARCP as Adjusted	CapLease Historical (4)	CapLease Merger Related Adjustments (5)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (6)	ARCT IV Subsequent Activity Adjustments (7)	ARCT IV GE Capital Portfolio (8)	ARCT IV Merger Related Adjustments (9)		ARCP Pro Forma
Liabilities and Equity
Mortgage notes payable	$265,118	$—	$—	$265,118	$1,020,207	$65,428	(14)	$1,350,753	$—	$2,124	$—	$—		$1,352,877
Secured term loan	—	—	—	—	66,485	(3,363	)(14)	63,122	—	—	—	—		63,122
Secured credit agreements	—	—	—	—	57,009	—		57,009	—	—	739,112	—		796,121
Unsecured credit facility	640,000	(40,000)	—	600,000	—	801,903	(16)	1,401,903	—	—	—	558,346	(25)	1,960,249
Convertible senior notes	—	—	—	—	19,210	(19,210	)(17)	—	—	—	—	—		—
Other long-term debt	—	—	—	—	30,930	(4,173	)(14)	26,757	—	—	—	—		26,757
Convertible obligation to preferred investors	—	452,652	—	452,652	—	(452,652	)(18)	—	—	—	—	—		—
Derivatives, at fair value	5,012	—	—	5,012	—	—		5,012	—	—	—	—		5,012
Accounts payable, accrued expenses and other liabilities	6,589	—	—	6,589	57,780	(99	)(13)	64,270	16,579	—	—	—		80,849
Deferred rent	5,270	—	—	5,270	—	—		5,270	148	—	—	—		5,418
Distributions payable	92	—	—	92	9,683	—		9,775	6,619	—	—	—		16,394
Total liabilities	922,081	412,652	—	1,334,733	1,261,304	387,834		2,983,871	23,346	2,124	739,112	558,346		4,306,799
Preferred stock	8	—	—	8	171,110	(171,110	)(19)	8	—	—	—	—		8
Common stock	1,543	294	—	1,837	795	(795	)(19)	1,837	694	17	—	1,093	(26)	3,641
Additional paid-in capital	1,335,863	443,054	—	1,778,917	350,425	196,976	(20)	2,326,318	1,522,650	1,705	—	(532,299	)(26)	3,318,374
Accumulated other comprehensive loss	(5,018)	—	—	(5,018)	(399)	399	(21)	(5,018)	335	—	—	—		(4,683)
Accumulated deficit	(290,484)	—	(13,286)	(303,770)	—	(27,000	)(22)	(330,770)	(18,989)	—	(19,899)	(107,268	)(22)	(476,926)
Total stockholders' equity	1,041,912	443,348	(13,286)	1,471,974	521,931	(1,530)		1,992,375	1,504,690	1,722	(19,899)	(638,474)		2,840,414
Non-controlling interests	124,109	—	—	124,109	1,021	(1,021	)(23)	124,109	—	—	—	75,398	(27)	199,507
Total equity	1,166,021	443,348	(13,286)	1,596,083	522,952	(2,551)		2,116,484	1,504,690	1,722	(19,899)	(563,076)		3,039,921
Total liabilities and equity	$2,088,102	$856,000	$(13,286)	$2,930,816	$1,784,256	$385,283		$5,100,355	$1,528,036	$3,846	$719,213	$(4,730)		$7,346,720

American Realty Capital Properties, Inc.
Notes to Unaudited Pro Forma Consolidated Balance Sheet

(1)	Reflects the historical Balance Sheet of American Realty Capital Properties, Inc. for the period indicated.
(2)	Reflects adjustments to best reflect the current portfolio, debt balances and capital structure including adjustments to:
(i)	Reflect ARCP property acquisitions from April 1, 2013 to June 30, 2013.
(ii)	Reflect adjustments for the issuance on June 7, 2013, pursuant to private placement transactions for which definitive agreements were entered into on June 4, 2013, of (i) 29.4 million shares of common stock for aggregate gross proceeds of $455.0 million and (ii) 28.4 million shares of Series C Convertible Preferred Stock for aggregate gross proceeds of $445.0 million (fees and closing costs incurred in connection with raising these funds aggregated $4.0 million). The Series C Convertible Preferred Stock will pay a 5.81% dividend. Within three business days following the earliest to occur of (A) the closing of the Company’s merger with CapLease, Inc. (“CapLease”), (B) the first trading day following (a) an announcement that CapLease has accepted a competing offer (which did not occur within the time specified in the CapLease merger agreement) or (b) the Company’s merger agreement with CapLease is otherwise terminated, and (C) December 31, 2013, the Company will have the option to: (I) convert all shares of Series C Convertible Preferred Stock into such number of shares of the Company’s common stock equal to the par value of the Company’s Series C Convertible Preferred Stock divided by the lowest of (i) a 2% discount to the volume-weighted average trading price (“VWAP”) of the Company’s common stock for the 10 prior trading days, (ii) a 2% discount to the closing price on such date and (iii) $15.67, as adjusted from time to time (the “Conversion Price”) or (II) redeem all shares of the Company’s Series C Convertible Preferred Stock in cash at 120% of its par value.

Due to the unconditional obligation to convert into a variable number of common shares predominantly based on a fixed monetary amount or redeem the preferred shares, the preferred securities are classified as an obligation under US GAAP. In addition, ARCP is limited to the issuance of no more than approximately 3.3 million shares of the Company’s common stock on the issuance date in common stock, by rules imposed by NASDAQ regarding private placements of common stock. As a result the Company is limited, after consideration of the previously issued 29.4 million shares of common stock in the private placement, to the issuance of an additional 3.3 million shares of its common stock, with the balance of the Series C Convertible Preferred Stock to be cancelled in exchange for cash in lieu of such common stock in an amount equal to the greater of the product of such number of excess shares into which the shares of Series C Convertible Preferred Stock would have been convertible and (i) 102% of the liquidation preference, which is $15.67, as may be adjusted from time to time, and (ii) the Conversion Price valued at the one-day volume-weighted average trading price of the common stock on the applicable date. Therefore upon conversion, a portion of the shares can be converted to common stock and the remaining shares will be redeemed for cash at a premium as specified in the agreement. The preferred shares liability is recorded at fair value at issuance, which includes a $7.6 million adjustment for the fair value of the estimated amount to be paid upon conversion.

In connection with the private placement transactions described above, on June 7, 2013, the Company issued to the common stock investors 29.4 million contingent value rights and to the Series C Convertible Preferred Stock investors 28.4 million contingent value rights, which may entitle the holders of common contingent value rights to a cash payment of up to $1.50 per contingent value right and the holders of Series C Convertible Preferred contingent value rights to a cash payment of up to $2.00 per contingent value right in the future depending on the future performance of the Company's common stock, subject to certain limits. Payments to the common and Series C Convertible Preferred contingent value rights holders will be based a comparison of the issuance price of each class of security to the the volume weighted average trading price of ARCP’s common stock for 30 trading days beginning on thirtieth trading day after the issuance of the common stock on June 7, 2013 for the common stockholder, and for the Series C Convertible

Preferred stockholders, the payment will be based on the volume weighted average trading price of ARCP’s common stock for 30 trading days beginning on ninetieth trading day after the earliest to occur of: (i) the closing of the CapLease Merger; (ii) the trading day after (a) the date of an announcement that CapLease, Inc. has accepted a competing offer (which did not occur) or (b) the CapLease Acquisition is otherwise terminated; and (iii) December 31, 2013. This Pro Forma Balance Sheet excludes liabilities for any potential cash payments in respect of the contingent value rights. Depending on the volume weighted average stock price during the respective measurement periods described above, the amount to be paid out for the contingent value rights, if any, could be up to a maximum of $100.9 million. The final determination of the amount to be paid, if any, will not be known until the end of the measurement period.

(iii)	Reflect adjustment to repay the revolving portion of the Company’s unsecured line of credit from proceeds from the issuance of common and preferred stock. This repaid amount consisted of 100% of the outstanding floating-rate debt of the Company.
(3)	Reflects the properties purchased by the Company from GE Capital, which closed on June 27, 2013, including $13.3 million of closing costs on the purchase of these properties. Funding for the purchased properties was from available cash balances.
(4)	Reflects the historical Balance Sheet of CapLease for the period indicated. Balances exclude the subsequent issuance of 9.4 million shares of CapLease’s common stock for net proceeds of $53.8 million. Proceeds of $17.9 million were used by CapLease to repay its mortgage debt. These CapLease shares will be exchanged for $79.9 million in cash in conjunction with the CapLease Merger. Certain balances reported in CapLease’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.
(5)	Reflects pro forma adjustments to record the assets and liabilities of CapLease at their fair values and to record cash consideration of $869.7 million to be paid to the CapLease’s shareholders and estimated CapLease Merger related costs of $27.0 million incurred in the CapLease Merger transaction.
(6)	Reflects the historical Balance Sheet of ARCT IV for the period indicated.
(7)	Reflects adjustments to record ARCT IV property acquisitions from April 1, 2013 to June 30, 2013, and related cash payments and mortgage note borrowings used to fund the acquisitions.
(8)	Reflects pro forma adjustments for the ARCT IV GE Capital Portfolio including anticipated funding on the Company’s line of credit facility at an assumed annualized interest rate of 2.40%. To date, 377 properties were acquired on June 27, 2013 by ARCT IV and 578 properties are anticipated to be acquired prior to the closing of the ARCT IV Merger.
(9)	Adjustments and pro forma balances based on the repurchase of 25% of the outstanding shares of ARCT IV's common stock for cash at $30.00 per share, which is the maximum permitted in the ARCT IV Merger agreement and the offering of 2.05 shares of ARCP’s common stock for every remaining share of ARCT IV’s common stock. If the market price of ARCP’s common stock is less than $14.94 on the ARCT IV Merger date, the ARCT IV common stockholders will be eligible for additional cash consideration for the difference between the value of ARCP’s common stock and $14.94. The pro forma balances are preliminary as the actual amounts paid in cash will not be known until the closing of the ARCT IV Merger. As the acquisition of ARCT IV by the Company will be accounted for on the carryover basis of accounting, no adjustments have been made to the fair value of the assets or liabilities.

The preliminary purchase price allocation to assets acquired and liabilities assumed is provided throughout these notes.

(10)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from six to 13 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values, if any, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancellable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(11)	Reflects the elimination of CapLease’s historical accumulated depreciation and amortization upon acquisition.
(12)	Reflects an adjustment to the fair value for loans held by CapLease for investment based upon discounted cash flows and estimates of current interest rates for loans with similar terms.
(13)	Reflects the elimination of CapLease’s existing straight-line rent adjustments.
(14)	Reflects an adjustment to the fair value of debt assumed in the CapLease Merger based on discounted cash flows and estimates of current interest rates for similar debt instruments, and write-off of the related unamortized balance of deferred financing costs incurred by CapLease on the assumed debt.
(15)	Reflects preliminary adjustment to record goodwill and other intangible assets including intangibles for customer relationships. Amount is preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized.
(16)	Reflects additional borrowings on the Company’s existing unsecured line of credit at an estimated annualized rate of 2.40%. Borrowings of approximately $400.0 million will be used for the acquisition of CapLease, and borrowings of approximately $402.0 million will be used in connection with the Company’s payment obligation related to the conversion and cancellation of the Company’s Series C Convertible Preferred Stock. The Company has commitments on its unsecured credit facility (including revolving and term loans) for total borrowings of $1.45 billion with an accordion feature of up to $2.5 billion, subject to borrowing base availability among other conditions.
(17)	Reflects the required redemption of CapLease’s Convertible Senior Notes subject to the CapLease Merger Agreement.
(18)	Reflects the required conversion, including an assumed cash settlement, of the Series C Convertible Preferred Stock upon consummation of the CapLease Merger.
(19)	Reflects the elimination of CapLease’s capital balances.
(20)	Reflects the elimination of CapLease’s capital balance of $350.4 million, the hypothetical issuance of $496.7 million of the Company’s common stock for the purchase of CapLease and the hypothetical issuance of $50.7 million of the Company’s common stock for the required conversion of the Series C Convertible Preferred Stock at an assumed stock price of $15.25. Should ARCP’s common stock price be $0.50 higher or lower on the closing date of the CapLease Merger, the Company would be required to issue approximately 1.0 million fewer or more shares of common stock, respectively. A change in the number of shares of common stock of this magnitude would have no effect on earnings per share. The actual issuance of common stock will be based on a number of factors, including market conditions, the availability of capital under the Company’s existing line of credit, availability of capital with new borrowing instruments or the opportunity to further issue preferred securities.
(21)	Reflects adjustment for the elimination of CapLease’s accumulated other comprehensive income balance.
(22)	Reflects estimated costs of the respective merger. For the ARCT IV Merger, amount includes estimated costs of the issuance of operating partnership units described in Note 27 below.
(23)	Reflects an adjustment for the elimination of CapLease’s non-controlling interests related to partnership units, which will be canceled and converted to the right to receive $8.50 per partnership unit.
(24)	The Company entered into an asset purchase agreement whereby they agreed to purchase assets from their external advisor, with a cost basis of $1.1 million in addition to the reimbursement of certain expenses related to the ARCT IV Merger and issuance of common stock for a total of $5.8 million.
(25)	Reflects additional borrowings on the Company’s existing unsecured line of credit at an estimated annualized rate of 2.40%. Borrowings of approximately $533.3 million represent the assumed maximum cash payment to ARCT IV common stock holders of $30.00 per share for up to 25% of the outstanding shares, or 17.8 million shares, on the closing date of the ARCT IV Merger. Balance also reflects approximately $25.0 million of borrowings that will be used for closing costs of the ARCT IV Merger. The Company has commitments on its unsecured credit facility (including revolving and term loans) for total borrowings of $1.45 billion with an accordion feature of up to $2.5 billion, subject to borrowing base availability among other conditions.
(26)	Reflects the issuance of 109.3 million shares of ARCP common stock at $15.25 per share to the stockholders of ARCT IV’s common stock. Assuming the stockholders of ARCT IV common stock request the maximum permitted amount of 25% of common shares to be redeemed in cash, approximately 53.3 million shares of ARCT IV common stock will be exchanged for shares of ARCP common stock at a ratio of 1:2.05 shares. If the market price of ARCP’s common stock is less than $14.94 on the closing date of the ARCT IV Merger, the ARCT IV common stockholders will be eligible for additional cash consideration for the difference between the value of ARCP’s common stock and $14.94. The pro forma balances are preliminary as the actual amounts paid in cash will not be known until the closing of the ARCT IV Merger. The following table details the components of the adjustment:

Exchange of 25% of the outstanding shares of ARCT IV for cash	$533,392
Par value of ARCP shares exchanged for ARCT IV shares	(1,093)
$532,299
(27)	Reflects 0.1 million operating partnership units of ARCT IV that will convert to 0.2 million operating partnership units of ARCP upon consummation of the ARCT IV Merger at an assumed value of $15.25 per share. In addition, the sponsor of ARCT IV is entitled to a fee based compensation on the achievement of certain total return to the ARCT IV shareholders, as applicable. This estimated calculation is based on the number of shares of ARCT IV outstanding and an assumed common stock price of $15.25 per share on the merger date. Should the stock price on the merger date be $0.50 higher or lower, the fee could be approximately $10.9 million and $10.7 million higher or lower, respectively, and result in an increase, in the case of a higher stock price in the number of operating partnership units outstanding, or decrease, in the case of a lower stock price in the number of operating partnership units outstanding of approximately 0.7 million units. The actual amount to be paid will not be known until the ARCT IV Merger date. The fee will be paid in OP units in ARCP’s operating partnership which represent equity interests in the Company’s consolidated operating partnership.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2013
(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	GE Capital Portfolio (3)	GE Capital Portfolio Acquisition Adjustments (4)		ARCP as Adjusted	CapLease Historical (5)	CapLease Merger Related Adjustments (6)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (7)	ARCT IV Subsequent Activity Adjustments (8)	ARCT IV GE Capital Portfolio (9)	ARCT IV GE Capital Portfolio Acquisiton Adjustments (10)		ARCT IV Merger Related Adjustments (11)		ARCP Pro Forma
Revenues:
Rental income	$38,378	$5,271	$13,660	$279	(12)	$57,588	$35,299	$814	(12)	$93,701	$2,555	$9,666	$24,932	$695	(12)	$—		$131,549
Direct financing lease income	—	—	790	—		790	—	—		790	—	—	112	—		—		902
Operating expense reimbursements	1,822	—	155	—		1,977	5,990	—		7,967	142	—	83	—		—		8,192
Other revenues	—	—	34	—		34	2,063	—		2,097	—	—	34	—		—		2,131
Total revenues	40,200	5,271	14,639	279		60,389	43,352	814		104,555	2,697	9,666	25,161	695		—		142,774
Operating expenses:
Acquisition related	5,582	—	—	—		5,582	—	—		5,582	4,745	—	—	—		—		10,327
Merger and other transaction related	137,769	—	—	—		137,769	—	—		137,769	—	—	—	—		—		137,769
Property operating	2,404	—	315	—		2,719	9,073	—		11,792	145	—	265	—		—		12,202
General and administrative	1,307	—	—	—		1,307	3,144	—		4,451	152	—	—	—		—		4,603
Equity-based compensation	876	—	—	—		876	775	(775	)(16)	876	—	—	—	—		—		876
Depreciation and amortization	25,109	8,399	—	7,929	(13)	41,437	12,026	6,514	(13)	59,977	1,644	7,432	—	15,924	(13)	—		84,977
Operating fees to affiliates	—	—	—	706	(14)	706	—	1,911	(14)	2,617	—	—	—	—		2,031	(14)	4,648
Total operating expenses	173,047	8,399	315	8,635		190,396	25,018	7,650		223,064	6,686	7,432	265	15,924		2,031		255,402
Operating income (loss)	(132,847)	(3,128)	14,324	(8,356)		(130,007)	18,334	(6,836)		(118,509)	(3,989)	2,234	24,896	(15,229)		(2,031)		(112,628)
Other income (expenses):
Interest expense	(6,202)	(6,941)	—	—		(13,143)	(16,297)	(1,565	)(17)	(31,005)	—	(18)	—	(3,880	)(17)	(3,200	)(17)	(38,103)
Income from investment securities	218	—	—	—		218	—	—		218	633	—	—	—		—		851
Gain on sale of investment securities	451	—	—	—		451	—	—		451	—	—	—	—		—		451
Loss on derivative instruments	(5)	—	—	—		(5)	—	—		(5)	—	—	—	—		—		(5)
Other income (expense)	35	—	—	—		35	—	—		35	113	—	—	—		—		148
Total other expenses	(5,503)	(6,941)	—	—		(12,444)	(16,297)	(1,565)		(30,306)	746	(18)	—	(3,880)		(3,200)		(36,658)
Income (loss) from continuing operations	(138,350)	(10,069)	14,324	(8,356)		(142,451)	2,037	(8,401)		(148,815)	(3,243)	2,216	24,896	(19,109)		(5,231)		(149,286)

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — (continued)
For the Three Months Ended March 31, 2013
(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	GE Capital Portfolio (3)	GE Capital Portfolio Acquisition Adjustments (4)		ARCP as Adjusted	CapLease Historical (5)	CapLease Merger Related Adjustments (6)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (7)	ARCT IV Subsequent Activity Adjustments (8)	ARCT IV GE Capital Portfolio (9)	ARCT IV GE Capital Portfolio Acquisiton Adjustments (10)	ARCT IV Merger Related Adjustments (11)		ARCP Pro Forma
Net income (loss) from continuing operations attributable to non-controlling interests	432	503	—	(298	)(15)	637	3	268	(15)	908	—	—	—	—	20	(15)	928
Net income (loss) from continuing operations attributable to stockholders	(137,918)	(9,566)	14,324	(8,654)		(141,814)	2,040	(8,133)		(147,907)	(3,243)	2,216	24,896	(19,109)	(5,211)		(148,358)
Discontinued operations:
Income (loss) from operations of held for sale properties	(16)	—	—	—		(16)	—	—		(16)	—	—	—	—	—		(16)
Loss on held for sale properties	14	—	—	—		14	—	—		14	—	—	—	—	—		14
Net loss from discontinued operations	(2)	—	—	—		(2)	—	—		(2)	—	—	—	—	—		(2)
Net from discontinued operations attributable to non-controlling interests	—	—	—	—		—	—	—		—	—	—	—	—	—		—
Net from discontinued operations attributable to stockholders	(2)	—	—	—		(2)	—	—		(2)	—	—	—	—	—		(2)
Net income (loss)	(138,352)	(10,069)	14,324	(8,356)		(142,453)	2,037	(8,401)		(148,817)	(3,243)	2,216	24,896	(19,109)	(5,231)		(149,288)
Dividends allocable to preferred shares	—	—	—	—		—	(3,538)	3,538	(18)	—	—	—	—	—	—		—
Net income (loss) attributable to non-controlling interests	432	503	—	(298	)(15)	637	3	268	(15)	908	—	—	—	—	20	(15)	928
Net income (loss) attributable to stockholders	$(137,920)	$(9,566)	$14,324	$(8,654)		$(141,816)	$(1,498)	$(4,595)		$(147,909)	$(3,243)	$2,216	$24,896	$(19,109)	$(5,211)		$(148,360)
Earnings per share:
Basic	$(0.90)					$(0.78)				$(0.68)							$(0.45)
Fully diluted	$(0.90)					$(0.78)				$(0.68)							$(0.45)
Weighted average common shares:
Basic and diluted(19)	153,339	29,412				182,751		35,842		218,593					109,336		327,929

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2012
(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	GE Capital Portfolio (3)	GE Capital Portfolio Acquisition Adjustments (4)		ARCP as Adjusted	CapLease Historical (5)	CapLease Merger Related Adjustments (6)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (7)	ARCT IV Subsequent Activity Adjustments (8)	ARCT IV GE Capital Portfolio (9)	ARCT IV GE Capital Portfolio Acquisiton Adjustments (10)		ARCT IV Merger Related Adjustments (11)		ARCP Pro Forma
Revenues:
Rental income	$64,791	$109,803	$49,246	$891	(12)	$224,731	$137,126	$7,582	(12)	$369,439	$378	$48,505	$95,564	$1,195	(12)	$—		$515,081
Direct financing lease income	—	—	2,947	—		2,947	—	—		2,947	—	—	584	—		—		3,531
Operating expense reimbursements	2,002	—	302	—		2,304	16,287	—		18,591	36	—	128	—		—		18,755
Other revenues	—	—	350	—		350	8,629	—		8,979	—	—	230	—		—		9,209
Total revenues	66,793	109,803	52,845	891		230,332	162,042	7,582		399,956	414	48,505	96,506	1,195		—		546,576
Operating expenses:
Acquisition related	42,761	—	—	—		42,761	—	—		42,761	2,309	—	—	—		—		45,070
Merger and other transaction related	2,603	—	—	—		2,603	—	—		2,603	—	—	—	—		—		2,603
Property operating	3,484	—	1,135	—		4,619	27,798	—		32,417	38	—	662	—		—		33,117
General and administrative	3,912	—	—	—		3,912	12,643	—		16,555	320	—	—	—		—		16,875
Equity-based compensation	1,180	—	—	—		1,180	3,200	(3,200	)(16)	1,180	—	—	—	—		—		1,180
Depreciation and amortization	40,700	93,334	—	31,720	(13)	165,754	48,189	74,161	(13)	288,104	303	36,001	—	63,696	(13)	—		388,104
Operating fees to affiliates	212	—	—	2,826	(14)	3,038	—	7,643	(14)	10,681	—	—	—	—		8,125	(14)	18,806
Total operating expenses	94,852	93,334	1,135	34,546		223,867	91,830	78,604		394,301	2,970	36,001	662	63,696		8,125		505,755
Operating income (loss)	(28,059)	16,469	51,710	(33,655)		6,465	70,212	(71,022)		5,655	(2,556)	12,504	95,844	(62,501)		(8,125)		40,821
Other income (expenses):
Interest expense	(11,856)	(27,783)	—	—		(39,639)	(67,137)	(6,261	)(17)	(113,037)	—	(72)	—	(15,521	)(17)	(12,800	)(17)	(141,430)
Income from investment securities	534	—	—	—		534	1,009	—		1,543	—	—	—	—		—		1,543
Gain on Extinguishment of debt	—	—	—	—		—	10,790	—		10,790	—	—	—	—		—		10,790
Loss on derivative instruments	—	—	—	—		—	—	—		—	—	—	—	—		—		—
Other income (expense)	426	—	—	—		426	—	—		426	19	—	—	—		—		445
Total other expenses	(10,896)	(27,783)	—	—		(38,679)	(55,338)	(6,261)		(100,278)	19	(72)	—	(15,521)		(12,800)		(128,652)
Income (loss) from continuing operations	(38,955)	(11,314)	51,710	(33,655)		(32,214)	14,874	(77,283)		(94,623)	(2,537)	12,432	95,844	(78,022)		(20,925)		(87,831)
Net income (loss) from continuing operations attributable to non-controlling interests	255	472	—	(753	)(15)	(26)	27	2,208	(15)	2,209	—	—	—	—		(255	)(15)	1,954

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Statement of Operations — (continued)
For the Year Ended December 31, 2012
(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	GE Capital Portfolio (3)	GE Capital Portfolio Acquisition Adjustments (4)		ARCP as Adjusted	CapLease Historical (5)	CapLease Merger Related Adjustments (6)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (7)	ARCT IV Subsequent Activity Adjustments (8)	ARCT IV GE Capital Portfolio (9)	ARCT IV GE Capital Portfolio Acquisiton Adjustments (10)	ARCT IV Merger Related Adjustments (11)		ARCP Pro Forma
Net income (loss) from continuing operations attributable to stockholders	(38,700)	(10,842)	51,710	(34,408)		(32,240)	14,901	(75,075)		(92,414)	(2,537)	12,432	95,844	(78,022)	(21,180)		(85,877)
Discontinued operations:
Income (loss) from operations of discontinued opeartions	(145)	—	—	—		(145)	(16,601)	—		(16,746)	—	—	—	—	—		(16,746)
Loss on held for sale properties	(600)	—	—	—		(600)	—	—		(600)	—	—	—	—	—		(600)
Net loss from discontinued operations	(745)	—	—	—		(745)	(16,601)	—		(17,346)	—	—	—	—	—		(17,346)
Net from discontinued operations attributable to non-controlling interests	46	—	—	—		46	—	801		847	—	—	—	—	—		847
Net from discontinued operations attributable to stockholders	(699)	—	—	—		(699)	(16,601)	801		(16,499)	—	—	—	—	—		(16,499)
Net income (loss)	(39,700)	(11,314)	51,710	(33,655)		(32,959)	(1,727)	(77,283)		(111,969)	(2,537)	12,432	95,844	(78,022)	(20,925)		(105,177)
Dividends allocable to preferred shares	—	—	—	—		—	(10,003)	10,003	(18)	—	—	—	—	—	—		—
Net income (loss) attributable to non-controlling interests	301	472	—	(753	)(15)	20	27	3,009	(15)	3,056	—	—	—	—	(255	)(15)	2,801
Net income (loss) attributable to stockholders	$(39,399)	$(10,842)	$51,710	$(34,408)		$(32,939)	$(11,703)	$(64,271)		$(108,913)	$(2,537)	$12,432	$95,844	$(78,022)	$(21,180)		$(102,376)
Earnings per share:
Basic	$(0.39)					$(0.25)				$(0.65)							$(0.37)
Fully diluted	$(0.39)					$(0.25)				$(0.65)							$(0.37)
Weighted average common shares:
Basic and diluted (19)	102,514	29,412				131,926		35,821		167,747					109,336		277,083

American Realty Capital Properties, Inc.
Notes to Unaudited Pro Forma Consolidated Statements of Operations

(1)	Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. (“ARCT III”) as presented in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 8, 2013.
(2)	Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for acquisitions for ARCP property acquisitions made in 2012 and up to June 30, 2013 as if they were made at the beginning of each period presented.
(3)	Reflects the historical balances of the GE Capital Portfolio. Excludes $13.3 million of closing costs incurred in connection with the purchase of these properties.
(4)	Adjustments reflect the annualization of the GE Capital Portfolio’s lease rental income and lease asset depreciation and amortization expense as if the acquisition was completed at the beginning of each period.
(5)	Reflects the historical Statement of Operations of CapLease for the periods indicated. Certain balances reported in CapLease’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.
(6)	Adjustments and pro forma balances reflect adjustments related to the acquisition of CapLease by the Company. Excludes estimated closing costs of $27.0 million expected to be incurred for the CapLease Merger.
(7)	Reflects the historical Statement of Operations of ARCT IV for the period indicated.
(8)	Adjustments reflect the annualization of certain ARCT IV lease rental income, lease asset depreciation and amortization expense and interest expense on additional financing used for ARCT IV’s property acquisitions made in 2012 and up to June 30, 2013 as if they were made at the beginning of each period.
(9)	Reflects the historical balances of the ARCT IV GE Capital Portfolio.
(10)	Adjustments reflect the annualization of the ARCT IV GE Capital Portfolio’s lease rental income and lease asset depreciation and amortization expense as if the acquisition was completed at the beginning of each period.
(11)	Adjustments and pro forma balances reflect adjustments related to the acquisition of ARCT IV by the Company. As the acquisition of ARCT IV by the Company will be accounted for on the carryover basis of accounting, no adjustments have been made to the fair value of the assets or liabilities, therefore there are no adjustment such as recalculation of the straight-lining of rent or depreciation and amortization expense. Excludes estimated closing costs of approximately $25.0 million and estimated fees to be paid to the ARCT IV sponsor and ARCT IV advisor of $75.4 million, expected to be incurred in connection with the ARCT IV Merger.
(12)	Adjustment reflects an adjustment to straight-line rent for each portfolio of properties as if the properties had been acquired at the beginning of each period.
(13)	Adjustment reflects the depreciation and amortization expense that would have been recorded if each portfolio of properties had been acquired as of the beginning of each period based on the estimated fair values assigned to each asset class.
(14)	Adjustment reflects recognition of full contractual asset management fees due to the Company’s affiliated external manager, as if the Company had owned the properties and the external manager had charged these fees for the entirety of each period. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.
(15)	Adjustment represents the allocation to ARCP non-controlling interests for the net effect of the each respective merger, acquisition of the GE Capital Portfolio as well as adjustments related thereto based on the percentage of non-controlling interests ownership after each transaction.
(16)	Adjustment represents expenses of CapLease's equity compensation plan for outstanding restricted shares. As part of the CapLease Merger agreement, all unamortized restricted shares will become fully vested and therefore this expense will no longer be recognized.
(17)	Adjustment reflects interest expense related to borrowings expected to be incurred on the Company’s existing unsecured credit facility at an assumed annual interest rate of 2.40% for each transaction. In the case of CapLease increases in interest expense are offset by the reduction in interest for the write-off of deferred financing costs of $0.5 million and $2.0 million for the three months ended March 31, 2013 and year ended December 31, 2012, respectively, and amortization of increases in the fair value of the debt of $2.8 million and $11.0 million for the three months ended March 31, 2013 and year ended December 31, 2012, respectively.
(18)	Adjustment reflects the reduction of expense related to the redemption of CapLease’s preferred stock as required by the CapLease Merger agreement.
(19)	Weighted average shares include the pro forma effect of certain transactions which occurred in conjunction with the Company's merger with ARCT III in February 2013, including the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to one share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013. Excludes the effect of restricted shares and partnership equity units convertible to common stock as the effect would be anti-dilutive.

American Realty Capital Properties, Inc.
Unaudited Supplementary Information
(In thousands except per share data)

The following unaudited supplementary information presents certain information related to management's intentions to repay certain obligations of CapLease upon the consumation of the merger and its effect on Net income and funds from operations and adjusted funds from operations, managments estimates of the expected cost savings for general and administrative expense resulting from the elimination of duplicative costs and processes. These adjustments are not required by the Merger agreement but were contemplated by management when entering into the Merger agreement. In addition the schedule below presents the annualized effect of acquisitions and financing thereon in ARCP and ARCT IV's pipeline which are expected to close prior to the end 2013. There can be no assurances that management will satisfy the obligations or that the Company will realize the expected costs savings detailed below once the Merger is comsumated, nor can their be any assurance of the timing of the Company's satisfaction of these obligations or implementation of costs saving strategies or acquisition purchases or that the financing on such stratigies will be under the terms assumed below.

	Three Months Ended March 31, 2013				Year Ended December 31, 2012
	ARCP Historical	ARCP Including Subsequent Activity Adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and Caplease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease and ARCT IV With Adjustments	ARCP Historical	ARCP Including Subsequent Activity Adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and Caplease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease and ARCT IV With Adjustments
Unaudited pro forma net loss attributable to stockholders	$(137,920)	$(141,816)	$(147,909)	$(148,360)	$(39,399)	$(32,939)	$(108,913)	$(102,376)
General and administrative expense savings	—	—	2,830	2,966	—	—	11,379	11,667
Expense savings from the early termination of $609.2 million of CapLease debt	—	—	8,399	8,399	—	—	33,595	33,595
Adjustment for reduced amortization of CapLease fair value adjustments	—	—	(1,176)	(1,176)	—	—	(4,704)	(4,704)
Expected interest expense on $257.3 million additional borrowing on the Company's unsecuredcredit facility used to fund debt and preferred stock repayments	—	—	(1,544)	(1,544)	—	—	(6,175)	(6,175)
Rental income from pipeline properties expected to close in 2013	14,038	14,038	14,038	21,628	56,153	56,153	56,153	86,513
Interest expense for financing of pipeline properties	(4,770)	(4,770)	(4,770)	(6,440)	(19,078)	(19,078)	(19,078)	(25,756)
Amount attributed to minority interests	(391)	(391)	(750)	(1,005)	(1,563)	(1,563)	(3,001)	(4,012)
Adjusted net loss attributable to stockholders	$(129,043)	$(132,939)	$(130,882)	$(125,532)	$(3,887)	$2,573	$(40,744)	$(11,248)

	Three Months Ended March 31, 2013				Year Ended December 31, 2012
	ARCP Historical	ARCP Including Subsequent Activity Adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and Caplease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease and ARCT IV With Adjustments	ARCP Historical	ARCP Including Subsequent Activity Adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and Caplease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease and ARCT IV With Adjustments
Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(129,043)	$(132,939)	$(130,882)	$(125,532)	$(3,887)	$2,573	$(40,744)	$(11,248)
Merger and other transaction costs	137,769	137,769	137,769	137,769	2,603	2,603	2,603	2,603
Loss on held for sale properties	(14)	(14)	(14)	(14)	600	600	600	600
Realized gain/losses on sale of securities and early extinguishment of debt	(451)	(451)	(2,463)	(2,463)	—	—	(10,790)	(10,790)
Depreciation and amortization	25,109	41,437	59,977	84,977	40,700	165,754	288,104	388,104
Total Funds from Operations (FFO)	33,370	45,802	64,387	94,737	40,016	171,530	239,773	369,269
Acquisition related	5,582	5,582	5,582	10,327	42,761	42,761	42,761	45,070
Core FFO	38,952	51,384	69,969	105,064	82,777	214,291	282,534	414,339
AFFO adjustments:
Amortization of above and below-market lease asset	63	63	(406)	(411)	117	117	(722)	(723)
Amortization of deferred financing costs	1,108	1,108	1,332	1,332	841	841	1,507	1,507
Straight-line rent	(1,370)	(2,076)	231	(2,125)	(2,008)	(8,302)	(2,062)	(11,485)
Non-cash equity compensation expense	876	876	876	876	1,180	1,180	1,180	1,180
AFFO	$39,629	$51,355	$72,002	$104,736	$82,907	$208,127	$282,437	$404,818
Weighted average common shares (1):
Basic	153,339	182,751	242,966	352,302	151,238	180,650	240,865	350,201
Fully Diluted	154,322	212,132	243,949	353,285	152,289	210,099	241,916	351,252
FFO per share:
Basic	$0.22	$0.25	$0.27	$0.27	$0.26	$0.95	$1.00	$1.05
Diluted	$0.22	$0.22	$0.26	$0.27	$0.26	$0.82	$0.99	$1.05
Core FFO per share
Basic	$0.25	$0.28	$0.29	$0.30	$0.55	$1.19	$1.17	$1.18
Diluted	$0.25	$0.24	$0.29	$0.30	$0.54	$1.02	$1.17	$1.18
AFFO per share:
Basic	$0.26	$0.28	$0.30	$0.30	$0.55	$1.15	$1.17	$1.16
Diluted	$0.26	$0.24	$0.30	$0.30	$0.54	$0.99	$1.17	$1.15

(1)	Weighted average shares include the pro forma effect of the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to one share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013, as well as the hypotentical issuance of an additional 24.4 million shares of common stock at $15.25 per share to fund the anticipated early termination of debt and repayment of preferred stock detailed in the adjustments detailed above.

The actual issuance of common stock will be based on a number of factors including the availability of capital under the Company's existing line of credit, availability of capital with new borrowing instruments, and the opportunity to further issue preferred securities.